Exhibit 99.1
Stratos International Announces Fourth Quarter Results
Reports Q4 Revenues of $20.7 Million
CHICAGO, June 15 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), today announced financial results for its fourth quarter ended April 29, 2006.
Sales for the fourth quarter of fiscal 2006 were $20.6 million. Stratos also recorded license fees and royalty income of $0.1 million. Total revenues were $20.7 million in the fourth quarter of fiscal 2006, a sequential increase of 8% over total revenues of $19.2 million in the third quarter of fiscal 2006. For comparison, fourth quarter fiscal 2005 revenues for the three months ended April 30, 2005 were $21.5 million.
The net loss attributable to common shareholders for the fourth quarter of fiscal 2006 was $1.3 million, or $0.09 per share. Fourth quarter results include a net benefit of $0.4 million related to a litigation settlement, and $0.2 million of restructuring charges.
By comparison, in the fourth quarter of fiscal 2005, Stratos reported a net loss attributable to common shareholders of $2.4 million or $0.18 per share.
Andy Harris, President and CEO of Stratos, remarked, “we are pleased with the measured progress this company is making reflected in the 8% growth in total revenues from the third to fourth quarter of fiscal 2006. Fiscal 2006 was a transition year for Stratos. We reduced our recurring operating expenses by $7.6 million compared to the prior year and ended the year with a healthy balance sheet and a cash balance of $30.7 million. We remain very optimistic about our future.”
Revenues for the fiscal year 2006 were $79.6 million, compared to $80.5 million for the same period last year. Included in revenues were license fees and royalties of $0.5 million in 2006, and 2005. The net loss attributable to common shareholders for 2006 was $4.0 million or $0.29 per share compared to $15.7 million or $1.16 per share for 2005.
Common shares outstanding as of April 29, 2006 were 14,640,643 shares. Cash and short-term investments at April 29, 2006 were $30.7 million compared to $31.8 million at April 30, 2005. Capital expenditures were $0.2 million in the fourth quarter of fiscal 2006, and $1.0 million in the full fiscal year 2006, compared to $0.3 million in the fourth quarter of fiscal 2005, and $1.0 million in the full fiscal year 2005. Stratos repurchased 105,566 shares of its common stock in the open market at a cost of $0.8 million during the fourth quarter, and repurchased 248,036 shares of its common stock during the fiscal year 2006 in the open market at a cost of $1.6 million. Stratos repurchased 30,210 shares of its preferred stock at a cost of $3.8 million during the fourth quarter.

Webcast of Investor Call Available Today
Chief Executive Officer, Andy Harris, and Chief Financial Officer, Barry Hollingsworth will discuss Stratos’ earnings and operations. Investors and other interested parties may listen to the live web cast by visiting the investor relations section of the Stratos International website at www.stratosinternational.com. An audio replay of the call will be accessible to the public two hours after the call’s completion by calling (800) 642-1687 or (706) 645-9291 and then following the prompts to enter Conference ID Number 9817139. The replay will be available for two days following the call.
A web cast replay will also be available on Stratos’ website.
ABOUT STRATOS INTERNATIONAL
Stratos International, Inc. is a leading designer, developer and manufacturer of RF and Microwave, as well as optical subsystems, components and interconnect products used in telecom, enterprise, military and video markets.
Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 100 patents. Stratos currently serves more than 1,300 active customers, who are primarily in telecom/datacom, military/aerospace and video markets. Stratos’ headquarters is in Chicago, Illinois, USA.
Safe Harbor Statement
This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to Stratos as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; Stratos’ dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in Stratos’ annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.
For additional information, contact Barry Hollingsworth, Vice President & Chief Financial Officer at (708) 457-2379, or email at bhollingsworth@stratosintl.com. Website: www.stratosinternational.com.

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Twelve Months Ended
	April 29	April 30	April 29	April 30
	2006	2005	2006	2005
Revenues:
Net sales	$20,620	$21,297	$79,042	$79,931
License fees and royalties	129	171	540	523
Total revenues	20,749	21,468	79,582	80,454

Cost of revenues	13,071	12,989	50,090	52,642
Gross profit	7,678	8,479	29,492	27,812
	37.0%	39.5%	37.1%	34.6%
Operating expenses
Research and development	2,128	2,308	8,270	9,518
Sales and marketing	2,739	2,605	10,212	10,467
General and administrative	3,993	4,229	15,781	21,907
Restructuring and other charges	182	404	1,023	4,679
Litigation settlements, net	(400)	1,536	(1,100)	(2,553)
Total operating expenses	8,642	11,082	34,186	44,018

Loss from operations	(964)	(2,603)	(4,694)	(16,206)

Investment income, net	332	251	1,219	553
Other income	440	120	838	464

Loss before income taxes	(192)	(2,232)	(2,637)	(15,189)

Income tax (provision) credit	(226)	(118)	(194)	(118)

Net loss	(418)	(2,350)	(2,831)	(15,307)

Preferred Stock Dividends	($884)	($87)	($1,147)	($350)

Net loss attributable to Common shareholders	($1,302)	($2,437)	($3,978)	($15,657)

Net loss per share attributable to common shareholders	($0.09)	($0.18)	($0.29)	($1.16)

Weighted average number of Common Shares outstanding:
Basic and diluted	13,827,000	13,642,000	13,888,000	13,546,000

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	April 29	April 30
	2006	2005
Assets
Current assets
Cash and cash equivalents	$11,742	$13,276
Short term investments	19,000	18,552
Accounts receivable — net	13,806	12,926
Inventories	15,482	15,974
Prepaid expenses	390	6,139
Refundable income taxes	1,837	4,267
Total current assets	62,257	71,134

Property plant and equipment, net	16,437	21,338
Intangible assets, net of amortization	11,932	13,462
Goodwill and other long lived assets	5,664	6,110
Assets held for sale	2,864	2,936
Total assets	$99,154	$114,980

Liabilities and shareholders’ equity:
Current liabilities
Accounts payable	$4,724	$6,987
Accrued expenses	6,028	11,259
Income taxes payable	216	—
Current portion of long-term debt		815
Total current liabilities	10,968	19,061

Deferred Income Taxes	—	446
Redeemable Preferred Stock	1,979	5,000
Total liabilities	12,947	24,507

Shareholders’ equity
Preferred stock, $0.01 par value, authorized 1,000,000 shares, issued and outstanding 19,790 shares at April 30, 2006 and 50,000 shares at April 30, 2005.	—	—
Common stock, $0.01 par value, authorized 20,000,000 shares, issued and outstanding 14,640,643 and 14,559,348 at April 30, 2006 and April 30, 2005 respectively.	149	146
Cost of shares in treasury	(1,871)	(259)
Additional paid in capital	322,607	320,410
Unearned Compensation	(4,400)	(3,505)
Accumulated other comprehensive income	(9)	(29)
Accumulated deficit	(230,269)	(226,290)
Total shareholders’ equity	86,207	90,473

Total liabilities and shareholders’ equity	$99,154	$114,980